UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2007

Cole Credit Property Trust II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51963	20-1676382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 31, 2007, the board of directors of Cole Credit Property Trust II, Inc. (the “Company”) elected D. Kirk McAllaster, Jr. as executive vice president and chief financial officer of the Company. Mr. McAllaster, age 40, also serves as the executive vice president and chief financial officer of Cole Credit Property Trust, Inc., Cole Capital Partners, LLC, Cole REIT Advisors, LLC and Cole REIT Advisors II, LLC. Since joining the Cole organization in May 2003, Mr. McAllaster has served as director of finance and compliance and as vice president, finance and accounting for various Cole entities. Mr. McAllaster graduated from California State Polytechnic University Pomona with a Bachelors of Science Degree in Accounting. He is a Certified Public Accountant and is a member of the American Institute of CPAs and the Arizona Society of CPAs. Prior to joining the Cole organization, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 17 years of accounting and finance experience in public accounting and private industry.

In September 2007, Blair D. Koblenz was promoted to the position of vice chairman of Cole Holdings Corporation. In this role, Mr. Koblenz is responsible for strategic planning and industry positioning for the larger Cole organization. In connection with the appointment of Mr. McAllaster as described above, on October 31, 2007, Mr. Koblenz resigned from the position of executive vice president and chief financial officer of the Company. Mr. Koblenz had served as chief financial officer and executive vice president since the Company’s formation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 2, 2007	COLE CREDIT PROPERTY TRUST II, INC.
	By:	/s/ Christopher H. Cole
Christopher H. Cole, Chairman, Chief Executive Officer and President